26(k)(i)
Legal Opinion & Consent of Arthur D. Woods, Esq.

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-0001
April 26, 2016
Board of Directors
Transamerica Premier Life Insurance Company
WRL Series Life Account G
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-0001

Directors:
In my capacity as Vice President and Senior Counsel of Transamerica Premier Life Insurance Company, I have participated in the preparation and review of Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment") on Form N-6 filed with the U.S. Securities and Exchange Commission (Reg. No. 333-199064) under the Securities Act of 1933 for the registration of flexible premium variable life insurance policies (the "Policies")  that are funded through WRL Series Life Account G (the "Separate Account," File No. 811-21929).   I have examined such documents and such law as I consider necessary and appropriate, and on the basis of such examination and consideration, it is my opinion that:

1.	Transamerica Premier Life Insurance Company is duly organized under the laws of the State of Iowa and is a validly existing corporation.
2.	The Separate Account has been duly created and validly exists as a separate account pursuant to Iowa Insurance Law.
3.
Iowa Insurance Law Section 508A.1 provides that the portion of the assets of any such separate account equal to the reserves and other policy liabilities with respect to such separate account shall not be chargeable with liabilities arising out of any other business Transamerica Premier Life Insurance Company may conduct.

4.	The Policies, when issued as contemplated by the Registration Statement, are legal and binding obligations of Transamerica Premier Life Insurance Company in accordance with their terms.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under "Legal Matters" in the Statement of Additional Information.
.

Very truly yours,

/s/ Arthur D. Woods
Arthur D. Woods, Esq. Vice President and Senior Counsel